STOCK PURCHASE AGREEMENT


                                  by and among


                            PHILADELPHIA FOODS, INC.


                                as the "Company"


                     LIBERTY PROCESSING & DISTRIBUTION, INC.


                                   as "Buyer"


                                       and


                                   MARVIN RAAB


                                   as "Seller"


                         Dated as of September 15, 2000




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
                            STOCK PURCHASE AGREEMENT


      This Stock Purchase Agreement (this "Agreement"), dated as of September 15, 2000, is by and among LIBERTY PROCESSING & DISTRIBUTION, INC., a Delaware corporation ("Buyer"), PHILADELPHIA FOODS, INC., a New Jersey corporation (the "Company"), and MARVIN RAAB, as the sole stockholder of the Company ( "Seller").

                                    RECITALS

      A. Seller owns all of the issued and outstanding capital stock (the "Stock") of the Company.

      B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Stock as of July 1, 2000, subject to the terms and conditions of this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

      "Accounts Payable" means the accounts payable of the Company and the Subsidiaries, including miscellaneous and accrued expenses incurred in the ordinary course of business of such companies as of the Effective Closing Date.

      "Accounts Receivable" shall mean the accounts receivable of the Company and the Subsidiaries as of the Effective Closing Date.

      "Affiliate" shall mean any person or entity that controls another person or entity, that another person or entity controls, or that is under common control with another person or entity. For purposes of the preceding sentence, the term "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

      "Ancillary Documents" shall mean the Lease Agreements, the Note, the Security Agreements, the Pledge Agreement, the Guarantees and the documents and instruments delivered by the respective parties at the Closing pursuant to
Article III hereof.

      "Assets" shall mean all properties, assets and rights of any kind, whether tangible or intangible, real or personal, (a) owned by the Company or any of its Subsidiaries and (b) in which the Company or any of its Subsidiaries has any interest whatsoever, other than the Seller's office equipment indicated on
Schedule 4.6(a).

      "Benefit Arrangement" shall mean any employment, consulting, bonus, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment or retirement benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company, any Subsidiary of the Company or any ERISA Affiliate, or under which the Company, any Subsidiary of the Company or any ERISA Affiliate may incur any liability and (c) covers any employee or former employee of the Company, any Subsidiary of the Company or any ERISA Affiliate.

      "Books and Records" shall mean all books, records, lists, ledgers, files, reports, plans, drawings and operating records of every kind pertaining to the Company and its Subsidiaries or the Assets, business, customers, suppliers, distributors or Personnel of the Company and its Subsidiaries, including, without limitation, (a) all disk or tape files, printouts, runs or other computer-prepared information and all computer programs required to access, and the equipment containing, all such computer-based information, (b) all product, business and marketing plans, (c) all environmental control records and (d) all sales, maintenance and production records.

      "Break-Up Fee" shall mean the sum of Five Hundred Thousand ($500,000) Dollars, which shall be due and payable in the event that the Demand Note is not paid when due. The Break-Up Fee shall be secured by a letter of credit; if the letter of credit is not in place within five (5) business days from the date hereof, the Break-Up Fee shall be secured by the accounts receivable and inventory owned by LGHI and LFG.

      "Business" shall mean a processor and distributor of kosher meat, poultry and groceries.

      "Closing Cash Balance" shall mean the cash balance in the Company's Hudson United Bank and Dean Witter account as of the close of business on the day preceding the Closing Date, as certified by said institutions immediately prior to Closing.

      "Closing Date" shall mean the date that is sixty (60) days from the date hereof, or, if the parties hereto shall mutually agree upon a different date, the date upon which they shall have mutually agreed in writing. If the parties do not agree as to a different date, time shall be of the essence as to the Closing Date.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Contract" shall mean any agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit or reimbursement agreement, franchise agreement, undertaking, license, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sales order and other executory commitment, whether oral or written, express or implied, (a) to which the Company or any of its Subsidiaries is a party or (b) by which the Company, any of its Subsidiaries or any of the Assets are bound or affected.

      "Deposit Note" shall mean the Promissory Note dated hereof in the amount of the Cash Payment, which shall be due and payable no later than 60 days from the date hereof.

      "EBITDA" shall mean the Combined Recast EBITDA attached as Exhibit A in the amount of $1,419,000.

      "Effective Closing Date" shall mean July 1, 2000.

      "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

      "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

      "Environmental Claims" shall mean all accusations, allegations, notices of violation, liens, claims, demands, suits or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising, directly or indirectly, out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Company and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended ("RCRA"), or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

      "Environmental Conditions" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of (i) the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Company or any of its Subsidiaries or their predecessors or successors in interest, or by its agents, representatives, employees or independent contractors when acting in such capacity on behalf of the Company or any of its Subsidiaries or (ii) a violation of Environmental Laws. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on any Facilities or Former Properties.

      "Environmental Laws" shall mean all applicable federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, in each case, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, RCRA, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, and the Occupational Safety and Health Act, as amended.

      "Environmental Reports" shall mean (i) any and all material written reports and analyses prepared by any person employed by Seller, the Company or any of its Subsidiaries and (ii) any and all other written reports and analyses, in each case that are in the possession or control of Seller, the Company or any of its Subsidiaries with regard to (x) any Environmental Conditions in, on or about the Facilities or the Former Properties or (y) compliance by Seller, the Company and each of its Subsidiaries with Environmental Laws with regard to the past or present business and operations of the Company or any of the Assets.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean any entity that is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company or any of its Subsidiaries as set forth in Section 414(b), (c), (m) or (o) of the Code.

      "Equity Securities" shall mean (i) shares of capital stock or other equity securities, (ii) subscriptions, calls, warrants, options or commitments of any kind or character (including pre-emptive rights) relating to, or entitling any person or entity to purchase or otherwise acquire, any capital stock or other equity securities and (iii) securities convertible into or exercisable or exchangeable for shares of capital stock or other equity securities.

      "Facilities" shall mean the real property and related facilities leased by the Company or any of its Subsidiaries, including all plants, offices, manufacturing facilities, stores, warehouses and administration buildings, the addresses of which are indicated on Schedule 4.6(b)(ii).

      "Financial Statements" shall mean the consolidated tax returns of the Company and its Subsidiaries as of December 31, 1996, 1997, 1998 and 1999 and the Combined Recast EBITDA.

      "First Note" shall mean the Secured Promissory Note dated the Closing Date in the original principal amount of $3,000,000 made by Buyer and payable to Seller based on a 15-year payout with monthly payments and a 10-year balloon on maturity in the form of Exhibit B.

      "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, equipment, spare parts, supplies, appliances, vehicles, leasehold improvements, structures, related capitalized items and other tangible personal property in which the Company or any of its Subsidiaries has any interest.

      "Former Properties" shall mean all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by the Company or any Subsidiary at any time prior to the Closing Date but not owned, leased or operated by the Company or any Subsidiary subsequent to the Closing Date.

      "Guarantees" shall mean the guarantees of the obligations of Buyer under the First Note and Second Note dated the Closing Date and executed by LGHI, the Buyer, LFG, the Company and the Subsidiaries.

      "Hazardous Substances" shall mean all pollutants, contaminants, chemicals, industrial materials, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases), in each case, subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes certain forms of petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

      "Insurance Policies" shall mean the insurance policies listed on Schedule 4.19.

      "Inventory" shall mean (a) all stock in trade, merchandise, goods, supplies and other products owned by the Company or any of its Subsidiaries for resale in the ordinary course of business to its customers or otherwise under the control of the Company or any of its Subsidiaries or carried on the books of the Company or any of its Subsidiaries for the exclusive use by the Company or any of its Subsidiaries and (b) all of the raw materials, work in process, including without limitation, inventory in transit and inventory ordered prior to Closing, finished goods, wrapping, supply and packaging items, promotional materials and similar items of the Company or any of its Subsidiaries, wherever located.

      "Lease Agreements" shall mean (i) the lease agreement between Raab Family Partnership, L.P. and the Company attached hereto as Exhibit C and (ii) the lease agreement between Raab Family Partnership, L.P. and the Company attached hereto as Exhibit D.

      "LFG" shall mean Liberty Food Group, LLC, a Delaware limited liability company.

      "LGHI" shall mean Liberty Group Holdings, Inc. a Delaware corporation.

      "Losses" shall mean any costs or expenses (including, without limitation, reasonable attorneys' and other professional fees, investigation costs and remediation costs), judgments, demands, fees, fines, losses (including but not limited to losses resulting from diminution of value), liabilities, actions, claims, damages (including incidental, consequential and punitive damages), settlements, interest, penalties and assessments of any nature.

      "Material Adverse Effect," "Material Adverse Change" or a similar phrase shall mean, with respect to any Person, any material adverse change or effect with respect to: (a) the business, operations, prospects, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations or cash flow of such Person and its Subsidiaries, taken as a whole or
(b) the right or ability of such Person or any of its Subsidiaries to consummate any of the transactions contemplated hereby to be consummated by such Person.

      "Multiemployer  Plan" shall mean any  "multiemployer  plan," as defined in
Section 4001(a)(3) or 3(37) of ERISA, that (a) the Company, any Subsidiary of the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company, any Subsidiary of the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company, any Subsidiary of the Company or any ERISA Affiliate.

      "Notes" shall mean the First Note and Second Note.

      "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that (a) the Company, any Subsidiary of the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing ate, maintained, administered, contributed to or was required to contribute to, or under which the Company, any Subsidiary of the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company, any Subsidiary of the Company or any ERISA Affiliate.

      "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any governmental or regulatory authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past or present conduct of, or relating to the ownership, use, occupancy or operation of the business or Assets of the Company or any of its Subsidiaries.

      "Permitted Encumbrances" shall mean (a) statutory liens for Taxes not yet due and payable, (b) statutory liens of landlords, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business, consistent with past practice, for sums not yet due and payable, (c) liens incurred or deposits made in the ordinary course of business, consistent with past practice, in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (d) purchase money liens incurred in the ordinary course of business, consistent with past practice.

      "Person"   means  any   individual,   corporation,   partnership,   trust,
association, governmental entity or other entity of any kind whatsoever.

      "Personnel" shall mean, with respect to any Person, the directors, officers and employees of such Person.

      "PF Note" shall mean the note receivable from Perry Frank to the Company in the amount of $100,000.

      "Pledge Agreement" shall mean the Pledge Agreement dated the Closing Date executed by the Buyer in the form of Exhibit E attached hereto.

      "Raab-Levitt" means Raab-Levitt, Inc., a New Jersey corporation and a wholly-owned Subsidiary directly owned by the Company.

      "RCRA"   shall  have  the   meaning  set  forth  in  the   definition   of
"Environmental Claims" in this Section 1.1.

      "Representative" shall mean, with respect to any Person, any agent, consultant or other representative of such Person.

      "Required Cash Balance" shall mean the sum of all checks which have been written by or against the account of the Company or its Subsidiaries which have not cleared prior to the Closing Date.

      "Second Note" shall mean the Secured Promissory Note dated the Closing Date in the original principal amount of $3,150,000, as adjusted, made by Buyer and payable to Seller with monthly interest payments with a 10-year balloon on maturity in the form of Exhibit F. The original principal amount of the Second Note shall be adjusted in accordance with Section 2.1(c) below.

      "Security Agreements" shall mean the Security Agreements dated the Closing Date executed by the Company, Raab-Levitt, SJL, LFG and the Buyer in the form of Exhibit G attached hereto.

      "Seller" shall have the meaning set forth in the introductory paragraph of this Agreement.

      "SJL"  shall  mean  South  Jersey  Live  Poultry,   Inc.,  a  New  Jersey
corporation and a wholly-owned Subsidiary directly owned by the Company.

      "Subsidiary" shall mean, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Tax(es)" shall mean all taxes, estimated taxes, withholding taxes, assessments, levies, imposts, fees and other charges, including any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any foreign, federal, state, local or other government or taxing authority, including, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, value added taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, real property transfer gains taxes, workers' compensation and other obligations of the same or of a similar nature.

      "Tax Refund" shall mean the $24,761.77 tax refund from the Internal Revenue Service due to the Company and state tax refunds totaling $4,700 due to the Company.

      "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA that (a) the Company, any Subsidiary of the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company, any Subsidiary of the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company, any Subsidiary of the Company or any ERISA Affiliate.

      1.2 Other Defined Terms. In addition to the terms defined in the Recitals to this Agreement and Section 1.1, the following terms shall have the meanings defined for such terms in the Sections set forth below:

      Term                                                  Section
      ----                                                  -------
      "Actions".............................................4.12
      "Affiliated Groups"...................................4.18
      "Buyer Indemnitee"....................................9.3
      "Cash Payment"........................................2.1(b)
      "Closing".............................................3.1
      "Disclosure Schedule".................................Article IV Preamble
      "HSR Act".............................................4.25
      "Indemnified Party"...................................9.5(a)
      "Indemnifying Party"..................................9.5(a)
      "Leased Property".....................................4.6(ii)
      "Proposed Acquisition Transaction"....................6.5(a)
      "Purchase Price"......................................2.1(b)
      "Seller Indemnitee"...................................9.4
      "Stock"...............................................Recital A
      "Tax Returns".........................................4.18


                                   ARTICLE II

                         PURCHASE AND SALE OF THE STOCK

      2.1   Purchase and Sale of the Stock.

      (a) Transfer of the Stock. Upon the terms and subject to the conditions contained herein, on the Closing Date, but effective as of the Effective Closing Date, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the Stock, free and clear of any and all Encumbrances. Seller will pay all stock transfer taxes, recording fees and other sales, transfer, use, purchase, stamp or similar taxes, if any, resulting from the transactions contemplated hereby.

      (b) Consideration for the Stock. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Stock, on the Closing Date Buyer shall (A) pay to Seller (i) a cash payment of $2,000,000 (the "Cash Payment") by payment by the Buyer of the Deposit Note, (ii) the Tax Refund, which shall be submitted to the Seller only upon receipt thereof by the Company, (iii) the PF Note, and (iv) the Company's Closing Cash Balance less the Required Cash Balance and (B) deliver to Seller the Notes (each of the items in (A) and (B) shall hereinafter be referred to as the "Purchase Price").

      (c) Purchase Price Adjustments. (i) If the Buyer determines that (A)(i) the EBITDA as of December 31, 1999 is less than $1,219,000, (ii) the Accounts Receivable is less than $2,100,000 (said amount being exclusive of any contra accounts), and/or (iii) the Accounts Payable minus the $130,000 owed by SJL is more  than  $880,000  and/or  (B) the  difference  between  (y) the  collectible accounts receivable of the Company and the Subsidiaries and (z) the accounts payable of the Company and the Subsidiaries for the period commencing on the Effective Closing Date through the business date which is immediately prior to the Closing Date shall not be less than $1,000,000, the Buyer shall notify the Seller thereof prior to the Closing. If the Seller agrees with the Buyer's determination, then the principal amount of the Second Note shall be reduced dollar for dollar by such amount; if the differential between the amounts of (y) and (z) is greater than $1,000,000, the principal amount of the Second Note shall be increased by said amount, provided, however, that notwithstanding the foregoing, (a) if the EBITDA as of December 31, 1999 is less than $1,219,000, the decrease in principal amount of the Second Note shall not be dollar for dollar but shall be the amount less than $1,219,000 multiplied by 4 and (b) the principal amount of the Second Note shall not be reduced more than $1,000,000 even if the adjustments provided in this Section exceed $1,000,000 in the aggregate. In the event that the Buyer fails to notify the Seller as provided by this Section 2.1(c) (i) then the principal amount of the Second Note shall not change. If the Buyer and Seller cannot agree as to the purchase price adjustment provided herein, such disagreement shall not be a reason to terminate this Agreement and not close the transaction, but the dispute shall be submitted to arbitration pursuant to Section 10.14.

(ii) If the Company determines that the taxable income of the Company for the period commencing on January 1, 2000 and ending on December 31, 2000 is less than $780,000, the principal amount of the Second Note shall be increased by the dollar amount of such excess amount multiplied by the effective Tax rate of the Company and decreased by such amount if the taxable income is more than $780,000. The Seller shall have the right, at his own cost and expense, to inspect the books and records of the Company to determine the amount of taxable income of the Company and its Subsidiaries for said period as provided in
Section 9.1 below.

                                   ARTICLE III

                                     CLOSING

      3.1 Closing. Upon the terms and conditions set forth herein, and subject to Section 10.1, the closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of the Company, or on such other date or at such other location as mutually agreed by the parties hereto.

      3.2 Deliveries at Closing. To effect the sale and purchase of the Stock referred to in Section 2.1(a) and the delivery of the Purchase Price referred to in Section 2.1(b), at the Closing: (a) Seller shall deliver to Buyer the various certificates, instruments and documents referred to in Section 8.7 and cancel the Demand Note; (b) Buyer shall deliver to Seller the various certificates, instruments and documents referred to in Section 7.3; (c) Seller shall deliver to Buyer stock certificates representing all of the Stock, free and clear of any and all Encumbrances, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, together with any other documents and instruments, as shall be necessary or appropriate to warrant and vest in Buyer good and marketable right, title and interest in and to the Stock; and (d) Buyer shall deliver to Seller the Purchase Price by (i) transferring to Seller the aggregate amount of the Cash Payment and the Closing Cash Balance less the amount of the Required Cash Balance, and (ii) delivering to Seller the Notes, the Security Agreements and the Pledge Agreement.

      3.3 Other Closing Matters. Each of the parties shall take such other actions required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Articles VII and VIII. In addition, on or prior to the Closing Date, Seller shall take all additional steps as may be necessary or desirable to put Buyer in possession of, and in operational control of, the Assets.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER

      As an inducement to Buyer to enter into this Agreement, Seller hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Buyer, except as otherwise set forth in a written disclosure schedule (the "Disclosure Schedule") executed by Seller and delivered to Buyer prior to the date hereof, a copy of which is attached hereto, that sets forth the exceptions to the representations and warranties contained in this Article IV and certain other information called for by this Agreement (unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to the numbered schedule that is included in the Disclosure Schedule):

      4.1   Ownership of the Stock; Authorization of Seller.
            ------------------------------------------------

      (a) Ownership. Seller owns of record and beneficially 1,000 shares of Stock, representing all of the issued and outstanding shares of capital stock of the Company, free and clear of any and all Encumbrances. Upon consummation of the transactions provided for in this Agreement in accordance with the terms hereof, Buyer will be the owner of such shares of Stock, free and clear of any and all Encumbrances.

      (b) Authorization. Seller is a natural person over eighteen years of age and has all necessary right, power, capacity and authority to execute and deliver this Agreement and the Ancillary Documents to which he is a party, to consummate the transactions contemplated hereby and thereby and to perform his obligations hereunder and thereunder, and no other action on the part of Seller is necessary to authorize the execution, delivery and performance of this Agreement or any such Ancillary Document and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Documents to which Seller is a party have been duly executed and delivered by Seller and are valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and by general principles of equity, regardless of whether enforcement is sought at law or in equity).

      (c) Except as set forth on Schedule 4.1, no permits, approvals or consents of or notifications to (i) any governmental entities or (ii) any other persons or entities are necessary in connection with the execution, delivery and performance by Seller of this Agreement and any Ancillary Documents, or the consummation by Seller of the transactions contemplated hereby and thereby.

      4.2   Organization; Capitalization of the Company.

      (a) Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of New Jersey, has full corporate power and authority to conduct its Business as it is now being conducted and to own, operate and lease the Assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is listed on
Schedule 4.2(a), and the Company does not own or lease property or have any employees in any jurisdiction other than its jurisdiction of incorporation and such jurisdictions listed on Schedule 4.2(a). The Company has delivered to Buyer true, correct and complete copies of the Certificate of Incorporation (certified by the Secretary of State of the state of its incorporation) and Bylaws (certified by an officer or director of the Company) of the Company (in each case, as amended to date). The Company is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. The minute books of the Company contain the complete and correct copies of the minutes of each meeting and each action by written consent of the Company's Board of Directors, committees thereof or shareholders and the stock ledger of the Company contains a complete and correct record of all issuances and transfers of capital stock of the Company. Schedule 4.2(a) contains a complete and correct list of all of the officers and directors of the Company and each Subsidiary.

      (b) Capitalization. The Company's authorized capital stock consists solely of 5,000 shares of Common Stock, no par value, of which 1,000 shares are issued and outstanding. All of such outstanding shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, were issued and sold pursuant to, and within the limitations (if any) contained in, appropriate and effective consents of each governmental authority from whom any such consent was required and were not issued in violation of any preemptive or other similar rights. There are no (i) outstanding Equity Securities of the Company or (ii) commitments or obligations of any kind or character for (A) the issuance of Equity Securities of the Company or (B) the repurchase, redemption or other acquisition of any Equity Securities of the Company.

      (c)   Voting   Trusts;   Proxies;   Etc.   There   are   no   shareholder
agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the Equity Securities of the Company.

      4.3 Authorization. The Company has all necessary corporate power and authority to, and has taken all corporate action necessary to, execute and deliver this Agreement and the Ancillary Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or any such Ancillary Document, and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Documents to which it is a party have been duly executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and by general principles of equity, regardless of whether enforcement is sought at law or in equity). Except as set forth on Schedule 4.3, no permits, approvals or consents of or notifications to
(i) any governmental entities or (ii) any other persons or entities are necessary in connection with the execution, delivery and performance by the Company of this Agreement and any Ancillary Documents, or the consummation by the Company of the transactions contemplated hereby and thereby.

      4.4   Subsidiaries.

      (a) Ownership; Capitalization. The Company's only Subsidiaries are SJL and Raab-Levitt, and the Company has no equity ownership or membership or partnership interest, investments in, outstanding loans or advances to, or other interests in, any other person or entity. The Company is the beneficial owner of all of the outstanding shares of capital stock of each of its Subsidiaries, in each case free and clear of any and all Encumbrances. The authorized, issued and outstanding capital stock, and the record ownership of all such shares of capital stock, of each Subsidiary of the Company is as set forth on Schedule 4.4(a). All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, were issued and sold pursuant to, and within the limitations (if any) contained in, appropriate and effective consents of each governmental authority from whom such consent was required, and were not issued in violation of any pre-emptive or other similar rights. Except as set forth on
Schedule 4.4(a), there are no (i) outstanding Equity Securities of any Subsidiary of the Company or (ii) commitments or obligations of any kind or character for (A) the issuance of Equity Securities by any Subsidiary of the Company or (B) the repurchase, redemption or other acquisition of any Equity Securities of any Subsidiary of the Company. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the Equity Securities of any Subsidiary of the Company.

      (b) Organization. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has full corporate power and authority to conduct its business as it is presently being conducted and to own, operate and lease its Assets. Each Subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on such Subsidiary. Each jurisdiction in which each Subsidiary of the Company is qualified to do business as a foreign corporation is listed on Schedule 4.4(b), and no Subsidiary owns or leases property or has any employees in any jurisdiction other than its jurisdiction of incorporation and such jurisdictions listed on Schedule 4.4(b). The Company has delivered to Buyer true, correct and complete copies of the certificate or articles of incorporation (certified by the Secretary of State of the state of its incorporation) and bylaws (certified by an officer of the Company)(in each case, as amended to date) of each Subsidiary of the Company. No Subsidiary of the Company is in default under or in violation of any provision of its certificate or articles of incorporation or bylaws.

      (c) Authorization. Each Subsidiary of the Company has all necessary corporate power and authority to, and has taken all corporate action necessary to, consummate the transactions contemplated hereby, and no other corporate proceedings on the part of any Subsidiary of the Company are necessary to authorize the consummation of the transactions contemplated hereby.

      4.5 Absence of Certain Changes or Events. Since January 1, 2000, (i) the Company and its Subsidiaries have been operated in the ordinary course of business, consistent with past practice, (ii) there has been no Material Adverse Change in or with respect to the Company and (iii) to the knowledge of the Company and Seller, (A) there has been no threatened Material Adverse Change with respect to the Company, and (B) no event or development has occurred that could be expected to result in a Material Adverse Change with respect to the Company. Without limiting the generality of the foregoing, except as set forth below or as listed on Schedule 4.5, since January 1, 2000, neither the Company nor any Subsidiary of the Company has:

      (a) sold, assigned, leased, transferred or otherwise disposed of any Assets, material singly or in the aggregate, other than sales of Inventory in the ordinary course of business, to persons who are not Affiliates of the Company or any Subsidiary of the Company;

      (b) (i) except in the ordinary course of business, canceled, terminated, amended, modified or waived any material term of any Contract to which it is a party or by which it or any of the Assets is bound, providing for aggregate annual revenues to the Company and its Subsidiaries in excess of $5,000 or (ii) entered into or amended any Contract (A) by or to which it or its Assets or businesses are bound or subject, except in the ordinary course of business, or
(B) pursuant to which it agrees to indemnify any person or to refrain from competing with any person;

      (c) (i) increased the compensation payable or to become payable to any of its directors or officers (including severance payments), (ii) increased the base compensation payable or to become payable to any of the Personnel (other than directors or officers), except for normal periodic increases in such base compensation in the ordinary course of business, consistent with past practice,
(iii) increased the sales commission rate payable or to become payable to any of the Personnel (other than directors or officers), (iv) granted, made or accrued any loan, bonus, fee, incentive compensation (excluding sales commissions), service award or other like benefit, contingently or otherwise, to or for the benefit of any of the Personnel, except pursuant to the Employee Plans, or (v) adopted or amended any Employee Plan, or caused or suffered any addition to or modification thereof;

      (d) made any capital expenditure, or commitment to make any capital expenditure, or executed, or committed to execute, any lease or any option to lease any assets or incurred any liability therefor in excess of $5,000 in the aggregate;

      (e) made any payments or given any other consideration to customers or suppliers, other than payments under, and in accordance with the terms of, Contracts in effect on the date hereof or in the ordinary course of business;

      (f) (i) changed its accounting methods, principles or practices or (ii) revalued any portion of its Assets, properties or businesses, including, without limitation, any write-down of the value of inventory or other assets or any write-off of notes or accounts receivable, other than in the ordinary course of business in a manner consistent with past practice;

      (g) (i) suffered any damage, destruction or loss (whether or not covered by insurance) affecting its business or any of the Assets that exceeded $5,000 in any one instance or (ii) been notified by any supplier or customer of the Business that such party does not intend to continue doing business with the Company;

      (h) (i) incurred indebtedness for borrowed money or entered into any commitment to borrow money or (ii) incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments that exceeded $5,000 in the aggregate;

      (i) paid,  discharged  or  satisfied  any  liability  other  than any such
payment,   discharge  or  satisfaction  in  the  ordinary  course  of  business, consistent with past practice;

      (j) (i) acquired (by merger, consolidation, acquisition of stock, other securities or assets or otherwise), (ii) made a capital investment in, (iii) made a loan, advance or agreement to loan or advance to, or (iv) guaranteed, assumed, endorsed or otherwise as an accommodation became responsible for, liabilities or indebtedness for borrowed money of, (A) any person or (B) any portion of the assets of any person that constitutes a division or operating unit of such person;

      (k)   mortgaged   or  pledged,   or   otherwise   made  or  suffered  any
Encumbrance on any Asset;

      (l) canceled, waived or released any right or claim (or series of related rights or claims) involving in excess of $5,000 individually or $10,000 in the aggregate;

      (m)   settled or agreed to settle any litigation or other Action;

      (n) adopted a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company or any of its Subsidiaries; or

      (o)   entered into any Contract to do any of the foregoing.

      4.6   Title to Assets; Absence of Liens and Encumbrances; Etc.

      (a) General. The Company and its Subsidiaries own or lease all Assets necessary for the conduct of their Business as now conducted. All of the Assets have been maintained in accordance with normal industry practice and are in good operating condition and repair (subject to normal wear and tear). Schedule 4.6(a) sets forth the Assets owned by SJL and Raab-Levitt. Seller agrees that any checks written prior to the Closing Date which have not cleared the Company's bank account (i.e., have not been paid) prior to the Closing Date shall be the sole responsibility of Seller. Accordingly, Seller agrees that notwithstanding anything contained herein to the contrary, Seller (ii) shall leave no less than the Required Cash Balance in the Company's account located at Hudson United Bank on the Closing Date and (ii) shall pay, no later than 24 hours upon demand by the Company or any Affiliate thereof, any checks which have not been paid prior to the Closing Date and the Required Cash Balance is not sufficient to satisfy such payment.

      (b)   Real Property

            (i) Neither the Company nor any Subsidiary of the Company owns or ever owned any real property.

            (ii) Schedule 4.6(b)(ii) sets forth all leases pursuant to which Facilities are leased by the Company or any Subsidiary of the Company (as lessee), true and correct copies of which have been delivered to Buyer. Such leases constitute all leases, subleases or other occupancy agreements pursuant to which the Company or any Subsidiary of the Company occupies or uses
Facilities. The Company or a Subsidiary of the Company has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such leases (the "Leased Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances not in violation of the terms of the lease therefor. With respect to each such parcel of Leased Property, (A) there are no pending or, to the knowledge of the Company and Seller, threatened condemnation proceedings relating to, or any pending or, to the knowledge of the Company and Seller, threatened Actions relating to, such Leased Property, (B) none of the Company, any Subsidiary of the Company or Seller or, to the knowledge of Seller and the Company, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein and (C) none of the Company, any Subsidiary of the Company or any Seller has received notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto.

      (c) Personal Property. All Fixtures and Equipment and other personal property of the Company and its Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted), and neither of the Company nor any such Subsidiary has received any notice that it is in violation of any existing statute, law or any health, safety or other ordinance, code, rule or regulation. Each of the Company and each of its Subsidiaries owns outright and has good and marketable title to all Fixtures and Equipment and all other personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. Except as set forth on Schedule 4.6(c), none of the Fixtures and Equipment or other personal property of the Company or any Subsidiary is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement or is located other than on the premises of the Company. Each of the Company and each Subsidiary of the Company has good and valid leasehold title to all Fixtures and Equipment and all other personal property leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances.

      (d) Inventories. No Inventory is stored at any location other than at the Facilities, except as shown on Schedule 4.6(d). The values at which the Inventory is shown on Schedule 4.6(d) have been determined in accordance with the normal valuation policy of the Company, each consistently applied throughout, with adequate provisions or adjustments for excess Inventory, slow-moving Inventory and Inventory obsolescence and shrinkage. The Inventory consists, and will as of the Closing Date consist, only of items of quality and quantity commercially usable in the ordinary course of business.

      4.7.  Contracts and Commitments.

      (a) Schedule 4.7 sets forth a complete and accurate list of all Contracts to which the Company or any of its Subsidiaries is a party or is bound, and Seller has delivered to Buyer a true copy of each such Contract.

      (b) Absence of Breaches or Defaults in General. With respect to each Contract (i) there is no default by the Company or any of its Subsidiaries and, to the best knowledge of the Company, by any other party to any Contract; (ii) such Contract is valid, binding and enforceable against the Company and its Subsidiaries, and to the knowledge of the Company and Seller, against each other party thereto (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and by general principles of equity, regardless of whether enforcement is sought at law or in equity); (iii) no action has been taken by the Company or any of its Subsidiaries and no event has occurred that, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company or any of its Subsidiaries under any Contract, and to the knowledge of the Company and Seller, no action has been taken by any party other than the Company or any of its Subsidiaries and no event has occurred that, with notice or lapse of time or both, would reasonably be expected to permit the termination, modification or acceleration by the Company or any of its Subsidiaries under any Contract; and (iv) neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any other party has repudiated any term thereof or threatened to terminate, cancel or not renew any such Contract.

      4.8 Permits. The Company and its Subsidiaries have all Permits required to conduct their business as now being conducted or proposed to be conducted and to own and operate the Assets and the Facilities. Schedule 4.8 sets forth a complete and accurate list of all such Permits. All such Permits are valid and in full force and effect and the Company and its Subsidiaries are in compliance with, and have not violated, any such Permits. No notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

      4.9 No Conflict or Violation. Neither the execution, delivery and performance of this Agreement or any Ancillary Documents to which the Company or any Subsidiary is a party nor the consummation of the transactions contemplated hereby and thereby will result in (i) a violation of any provision of its certificate or articles of incorporation or bylaws, (ii) a breach of, or a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or the creation of any right of any party to accelerate, modify, terminate or cancel, any term or provision of any material Contract, Permit, authorization or concession to which it is a party or by which any Assets are bound, (iii) a conflict with or violation of any statute, rule, regulation, ordinance, code, order, permit, judgment, writ, injunction, decree or award binding upon Seller, the Company or any of its Subsidiaries or their respective Assets, (iv) its being required to obtain any consent, waiver or approval or authorization of, or to deliver notice to, any person, (v) impairment of any right of the Company or any of its Subsidiaries under any Contract or Permit or (vi) an imposition of any Encumbrance, restriction or charge on the Business of the Company or any of its Subsidiaries or on the Stock or any of the Assets.

      4.10 Consents and Approvals. No consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any foreign, United States federal or any state or local governmental or regulatory authority is required to be made or obtained by Seller, the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the Lease Agreements and the consummation of the transactions contemplated hereby and thereby, other than those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been, or will be prior to the Closing Date, obtained or made, all of which are set forth on Schedule 4.10. The Assets of the Company and its Subsidiaries are transferable and assignable without the waiver of any right of first refusal of any other person or entity being obtained, and there exist no preferential rights of purchase with respect to any of the Assets of the Company or its Subsidiaries in favor of any Person.

      4.11 Financial Statements; Earnings. The Company has heretofore delivered to Buyer the Financial Statements. The Financial Statements (i) are in accordance with the accounting and financial records of the Company and its Subsidiaries and (ii) fairly and accurately present in all respects the consolidated assets, liabilities (including, without limitation, all reserves) and financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods then ended. The accounting and financial records of the Company and its Subsidiaries have been prepared and maintained consistently applied throughout the periods indicated, and sound bookkeeping practices. Seller represents and warrants that the EBITDA for the year ended December 31, 1999 shall not be less than $1,419,000.

      4.12 Litigation. Except as set forth on Schedule 4.12, there is no allegation or charge and there is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitration, governmental audit or investigation (collectively, "Actions") of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of the Company and Seller, threatened or anticipated against, related to or affecting Seller (and related to the Company, any of its Subsidiaries or the Assets), or the Company, any of its Subsidiaries (or against any of the officers, directors or key employees of the Company or its Subsidiaries with respect to their business or business activities on behalf of the Company or its Subsidiaries) or the Assets, or the transactions contemplated hereby. Neither the Company nor Seller are aware of any basis for any claim that might result in any Action, not set forth on Schedule 4.12. The Company and its Subsidiaries are not subject to or involved in any judgment, ruling, writ, injunction, order or decree of any court, arbitral tribunal or governmental agency. Neither the Company nor any of its Subsidiaries is in default with respect to any Action. All contingent or unasserted claims regarding the Company and its Subsidiaries known to any Seller are listed on
Schedule 4.12.

      4.13 Liabilities. Neither the Company nor any Subsidiary has any liabilities, obligations or commitments of any nature (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured) (collectively, "Liabilities") and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against the Company or any of its Subsidiaries giving rise to any such Liability, other than current Liabilities incurred since January 1, 2000 in the ordinary course of the business, consistent with past practice (none of which relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or that arose out of any Action); as of the date of this Agreement and as of the Closing Date, such Liabilities, do not and shall not exceed $690,000.00 in the aggregate. None of the Liabilities described in the preceding sentence, individually or in the aggregate, is or would be material to the Company or any of its Subsidiaries. To Seller's knowledge, there are no circumstances, conditions, events or arrangements that may hereafter give rise to any Liabilities that would have a Material Adverse Effect. The accounts payable of the Company and its Subsidiaries as of July 31, 2000 is not greater than $650,000.

      4.14 Compliance with Law. Each of the Company and its Subsidiaries (i) has not violated and is in compliance with, (ii) has filed in a timely manner all reports and documents it is required to file (and the information contained therein was correct and complete in all material respects) under, and (iii) has possession of all records and documents it is required to retain under, all applicable laws, statutes, ordinances, regulations, codes, rules and orders of any foreign, federal, state or local government and any federal, state, local or foreign court or other governmental agency, department, authority or instrumentality, and any judgment, decision, decree, award, writ, injunction, requirement or order of any court or governmental agency, department, authority or instrumentality, relating to the Assets and its operations and Business, except to the extent that such violations, failures to comply, failures to file, misstatements of information or failures to possess would not, singly or in the aggregate, be reasonably likely to result in losses, costs, expenses, damages, liabilities or obligations (including, without limitation, fines and penalties in excess of $5,000). None of the Company or any of its Subsidiaries or any Seller has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, codes, rules, judgments, decisions, decrees, orders, ordinances, awards, writs, injunctions, requirements or any other laws, and the Company and Seller have no knowledge of any currently existing circumstances that would reasonably be expected to result in a violation of any of the foregoing.

      4.15 No Brokers. Other than S. Freedman and Company, Inc. whose fees shall be paid solely by Seller, none of Seller, the Company or any of their respective officers, directors, employees, stockholders or Affiliates have employed or made any agreement with any broker, finder or similar agent or any person or firm to pay, and no such intermediary, including EQ Corporation or any Affiliate thereof, is entitled to, any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby. Seller represents and warrants that no claim has been made by EQ Corporation or any Affiliate thereof for any fees or expenses in connection with a contemplated transaction with the Seller or the Company and any Losses as a result thereof shall be the sole responsibility of the Seller.

      4.16 Intellectual Property. The Company and its Subsidiaries do not own or license any patents, trademarks, trade names, service marks, service names, brands, logos, copyrights, formulas, brand names or trade secrets.

      4.17  Employee Plans.

      (a) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 4.17 contains a complete list of all Employee Plans. Neither the Company, any Subsidiary nor any ERISA affiliate has any plan or commitment, whether legally binding or not, to establish any new Employee Plan, or to modify or terminate any Employee Plan (except to the extent required by law), nor has any intention to do any of the foregoing been communicated to Employees. True and complete copies of each of the following documents have been delivered by the Company to Buyer: (i) each Welfare Plan and each Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all summary plan descriptions, summary of material modifications (as defined in ERISA) and a complete description of any Welfare Plan and any Pension Plan that is not in writing, (ii) all Benefit Arrangements that cover any employee or former employee of the Company or any of its Subsidiaries and a complete description of any Benefit Arrangement that is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Employee Plan (other than a Multiemployer Plan) and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Code, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Employee Plan, (v) all actuarial reports prepared for the last three plan years for each Employee Plan; (vi) all material communications to any Employee or Employees relating to each Employee Plan; and
(vii) with respect to each Employee Plan that is funded, the most recent annual and periodic accounting of Employee Plan assets.

      (b) (i) No Employee Plan is now, or ever has been, subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA; nor has the Company or any Subsidiary or ERISA Affiliate ever maintained or contributed to or incurred any liability with respect to any such a plan.

            (ii) At no time since September 25, 1980 has the Company, any subsidiary or any ERISA Affiliate contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Multiemployer Plan.

            (iii) Each Employee Plan has been maintained in compliance with its terms and, both as to form and operation, complies in all material respects with any terms prescribed by any and all statutes, laws, orders, rules and regulations that are applicable to such Employee Plan, including, without limitation, ERISA and the Code. Except as set forth on Schedule 4.17, the employment of all persons presently employed or retained by the Company or any of its Subsidiaries is terminable at will.

            (iv) No liability has been or will be incurred by the Company, any Employee Plan or any ERISA Affiliate (either directly or indirectly, including as a result of an indemnification obligation), under or pursuant to Titles I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to any Employee Plan, that has or will create any obligation by, or result in any liability to, any Employee Plan, the Company or any of its Subsidiaries or Buyer or any employee benefit plan established or contributed to by Buyer, and to the knowledge of Seller and the Company, no event, transaction or condition exists or has occurred that could result in such liability to, or obligation of, any Employee Plan, the Company or any of its Subsidiaries, or following the Closing, Buyer.

            (v) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (X) constitute an event under any Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, or (Y) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Buyer to amend or terminate any Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, any Subsidiary, the Buyer or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (vi) With respect to each Pension Plan that is intended to be qualified under Section 401 (a) (or 403 (a), as appropriate) and 501 (a) of the Code, each such Pension Plan is so qualified and has from inception, been so qualified and the Company or its Subsidiaries have received favorable determination letters from the Internal Revenue Service that say that each Pension Plan and each related trust agreement, annuity contract or other funding instrument that covers or has covered employees or former employees of the Company or any of its Subsidiaries, is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a), and since the date of such determination, no event or condition has occurred that would adversely affect such determination.

            (vii) Neither the Company,  any subsidiary  nor any ERISA  Affiliate
(X) maintains or contributes to any Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (Y) has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

            (viii) Neither the Company nor any ERISA Affiliate has incurred any liability with respect to any Welfare Plan that is a "multiemployer plan," defined in Section 3(37) of ERISA, under the terms of such Welfare Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligation to make contributions or other form of withdrawal from such Welfare Plan.

            (ix) Validity and Enforceability. Each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and Benefit Arrangement is legally valid and binding and in full force and effect and may be amended, terminated or otherwise discontinued without liability to the Company, any Subsidiary or ERISA Affiliate.

            (x) No Amendments. Neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans that are intended to cover employees or former employees of the Company or any of its Subsidiaries or to amend or modify any existing Employee Plan.

            (xi)  Insurance  Contracts.  Neither  Seller nor any  Employee  Plan
(other than a "multiemployer plan," as defined in Section 3(37) of ERISA) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

            (xii) Payments. As of the Closing Date, no former or current Personnel or Representative of either the Company or the Subsidiaries of the Company are owed any monies or other compensation, whether as any special bonus, fee or commission or otherwise.

            (xiii) The Company and each Subsidiary and ERISA Affiliate have made all payments with respect to all periods through the date hereof, and will make a pro-rata payment for the period ending as of the Closing Date, in each case which are required by each Employee Plan, each related trust or by law to be made to, or with respect to each Employee Plan.

            (xiv) No Employee Plan is under audit or investigation by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation, and to the knowledge of Seller the Company, any Subsidiary or any ERISA Affiliate, no such audit or investigation is pending or threatened.

            (xv) Welfare Plan Funding. With respect to each Welfare Plan, all claims incurred (including claims incurred but not reported) by Employees thereunder for which the Company is, or will become, liable are (X) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (Y) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims, or (Z) reflected as a liability or accrued for on the Books and Records of the Company.

            (xvi) Controlled Group Liability. The Company has no liability, contingent or otherwise, to, or with respect to any Benefit Arrangement, Welfare Plan or Pension Plan (other than the Employee Plans which are listed on Schedule 4.17, which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, by any Subsidiary or any ERISA Affiliate.

      4.18  Tax Matters.

      (a) Filing of Tax Returns. The Company (and, if applicable, each of its Subsidiaries) and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or has been a member (each, an "Affiliated Group") has timely filed with the appropriate taxing authorities all returns, reports, statements and forms required to be filed in respect of Taxes ("Tax Returns") through December 31, 1999. All such Tax Returns are complete and accurate in all material respects. Except as set forth on Schedule 4.18, neither the Company nor any Subsidiary of the Company nor any Affiliated Group has requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed. The Company has delivered to Buyer complete and accurate copies of the Company's federal, state and local Tax Returns for the years 1996, 1997, 1998 and 1999.

      (b) Payment of Taxes. All Taxes (whether accrued or estimated) for which the Company or any Subsidiary of the Company is liable (including but not limited to all Taxes that the Company or any Subsidiary is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors or other third parties), in respect of periods (or portions thereof) ending on or before December 31, 1999, have been timely paid, and the Company and its Subsidiaries do not have any liability for Taxes in excess of the amounts so paid with respect to such periods.

      (c) Audits, Investigations or Claims. No deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company, any Subsidiary of the Company or any Affiliated Group.
Schedule 4.18 sets forth a complete list of (i) all Tax Returns filed by the Company or any Subsidiary that have been examined or audited by any federal, state or local taxing authority during the five (5) years preceding the date of this Agreement, and (ii) all adjustments resulting from each such examination or audit. There are no pending or, to the knowledge of Seller or the Company, threatened, audits, investigations or claims for or relating to any liability of the Company or any of its Subsidiaries in respect of Taxes.

      (d) Liens. There are no liens or Encumbrances for Taxes (other than for current Taxes not yet due and payable) on the Assets.

      (e) Safe Harbor Lease Property. None of the Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

      (f) Security for Tax-Exempt Obligations. None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

      (g) Tax-Exempt Use Property. None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

      (h) Foreign Person. Seller is a United States person within the meaning of the Code.

      (i) Tax Election. All elections with respect to Taxes affecting the Company or any Subsidiary of the Company as of the date hereof are set forth on
Schedule 4.18. None of the Company or any Subsidiary of the Company has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Assets. None of the Company or any Subsidiary of the Company has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise.

      (j)   Tax  Sharing  Agreements.  There are no tax sharing  agreements  or
similar   arrangements  with  respect  to  or  involving  the  Company  or  any
Subsidiary of the Company.

      (k) Affiliated Group. Except as set forth on Schedule 4.18, the Company has not been a member of an affiliated group that has filed a consolidated return or any group that has filed a combined consolidated or unitary state or local return, and neither the Company nor any Subsidiary of the Company has any liability for Taxes of any person under Section 1.1502-6 of the Treasury Regulations, or any similar provision of state, local or foreign Tax law, as a transferee, successor, indemnitor or guarantor, by contract or otherwise, other than the group of which currently the Company is the parent and the Subsidiaries are the members.

      (l) Partnerships. Neither the Company nor any Subsidiary of the Company is a party to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

      4.19 Insurance. Schedule 4.19 contains a complete and accurate list of all policies or binders for business interruption, fire, liability, title, worker's compensation, product liability, errors and omissions and other forms of insurance maintained by the Company and each Subsidiary of the Company, specifying the insurer, the insured, the policy number or covering note number with respect to binders, the amounts of coverage, the expiration date and a description of each pending claim thereunder. Such insurance provides, and during its term has provided, coverage to the extent and in the manner (a) adequate for the conduct of the business of the Company and its Subsidiaries and
(b) as may be required by law and by any and all Contracts to which the Company or any Subsidiary of the Company is a party. All such policies and binders are in full force and effect on the date hereof.

      4.20 Accounts Receivable. The accounts receivable as set forth on Schedule
4.20 represent and will represent bona fide claims of the Company and its Subsidiaries against third-party debtors for arms' length sales made, services performed or other charges for valid consideration arising on or before the Closing Date and will require no additional performance by the Company or any of its Subsidiaries to render them valid after the Closing Date. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business consistent with past practice and in accordance with their terms at their recorded amounts without any costs in collection efforts therefor. As of July 31, 2000, the accounts receivable of the Company and the Subsidiary, exclusive of the contra accounts, is not less than $2,100,000.

      4.21 Affiliate Transactions. Schedule 4.21 contains an accurate and complete list of all Contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions relating to the Business or the Assets, whether or not entered into in the ordinary course of business, to or by which the Company or any Subsidiary of the Company, on the one hand, and the Seller or any Affiliate of the Seller, on the other hand, is or has been a party or otherwise bound or affected at any time during the past two years. Each Contract, arrangement, understanding, transfer of assets or liabilities or other commitment or transaction set forth or required to be set forth on Schedule 4.21 was on terms and conditions as favorable to the Company or applicable Subsidiary as would have been obtainable by it at the time in a comparable arms'-length transaction with a person other than Seller or an Affiliate of Seller. Seller covenants and agrees that all Contracts and transactions indicated on Schedule 4.21 shall continue in full force and effect on substantially the same terms for no less than three years after the Closing Date.

      4.22  Compliance with Environmental Laws.

      (a) Except as set forth on Schedule 4.22, the Company and its Subsidiaries are currently in compliance in all respects with all Environmental Laws.

      (b) Except as set forth on Schedule 4.22, there are no existing or, to the knowledge of Seller and the Company, potential Environmental Claims against the Company or any Subsidiary of the Company, nor has any of them received any notification or knowledge of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Company or any Subsidiary of the Company.

      (c) Except as set forth on Schedule 4.22, (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the properties of the Company or any Subsidiary of the Company and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under federal or state law by the Company or any Subsidiary of the Company on, upon or into the properties of the Company or any Subsidiary of the Company, other than those authorized by Environmental Laws, including, without limitation, the Permits required thereunder.

      d) Except as set forth on Schedule 4.22, there are no PCBs or asbestos located at or on the properties of the Company or any Subsidiary of the Company.

      (e) Except as set forth on Schedule 4.22, there are no consent decrees, consent orders, judgments, judicial or administrative orders, agreements with (other than Permits) or Encumbrances by, any governmental authority or quasi governmental entity relating to any Environmental Laws that regulate, obligate or bind the Company or any Subsidiary of the Company.

      (f) Except as set forth on Schedule 4.22, true and correct copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments that have been conducted, either by the Company, any Subsidiary of the Company or any person engaged by the Company or any Subsidiary of the Company for such purpose, at any facility owned or formerly owned by the Company or any Subsidiary of the Company have been delivered to Buyer and a list of all such reports, audits and assessments is set forth on Schedule 4.22.

      4.23 Banking Relationships. Schedule 4.23 sets forth a complete and accurate description of all arrangements that the Company and each Subsidiary of the Company has with any banks or other financial institutions providing for any accounts, including, without limitation, checking accounts, cash contribution accounts, safe deposit boxes, borrowing arrangements, certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of the Company or such Subsidiary in respect of any of the foregoing. No person holds any power of attorney or similar authority from the Company or any Subsidiary of the Company.

      4.24 Other Information. Assuming the "person" within which Buyer is included, for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), does not have total assets or annual net sales of $100,000,000 or more, no filing is required under the HSR Act in connection with the transactions contemplated hereby as a result of the status of the Company.
      4.25 Processing Recipes; Vendors. Schedule 4.25, which shall be provided at Closing, sets forth a complete and accurate description of all the processing procedures, recipes utilized in Business and a list of all vendors, suppliers and customers of the Business.

      4.26 Material Facts. No representation or warranty by the Company or Seller contained in this Agreement or any other written statement, information, material or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby by the Company or Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading, when all are taken together as a whole (it being understood that, in the event of any inconsistency between this Agreement and any other writings, this Agreement shall control). Neither Seller nor the Company knows of any information or fact that has or would have a Material Adverse Effect on the Company that has not been disclosed to Buyer.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby makes the following representations and warranties as of the date hereof and as of the Closing Date:

      5.1 Organization of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.

      5.2 Authorization. Buyer has all necessary corporate power and authority to enter into this Agreement and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Documents to which it is a party has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable against it in accordance with its terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).

      5.3 Consents and Approvals. Other than those that have been, or will be prior to the Closing Date, obtained, no consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      5.4 No Brokers. Neither Buyer nor any of its officers, directors, employees, stockholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm that will result in the obligation of Seller to pay, and no such intermediary is entitled to any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

      5.5 No Conflict or Violation. Neither the execution, delivery and performance of this Agreement and any Ancillary Document to which it is a party, nor the consummation of the transactions contemplated hereby or thereby by Buyer will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of Buyer, (b) a breach of, or a default (or an event that, with notice or lapse of time or both, would constitute a default) under any term or provision of, any contract, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party, which breach, default or creation of any such right would have a Material Adverse Effect on Buyer or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a Material Adverse Effect on Buyer.

      5.6 Acquisition of the Stock. Buyer is purchasing the Stock for its own account for investment and not with a view to, or for sale in connection with, any distribution of the Stock. Buyer will not offer to sell or otherwise dispose of the Stock in violation of any requirements of any applicable securities laws or regulations.

      5.7 Other Information. Assuming the "person" within which the Company is included for purposes of the HSR Act does not have total assets or annual net sales of $100,000,000 or more, no filing is required under the HSR Act in connection with the transactions contemplated hereby as a result of the status of Buyer.



                                   ARTICLE VI

                  COVENANTS OF BUYER, THE COMPANY AND SELLER

      Each of the Company and Seller and, where applicable, Buyer, covenants and agrees with each other that from the date hereof through the Closing:

      6.1   Maintenance of Business Prior to Closing.

      (a) Seller shall cause the Company and each of its Subsidiaries to, operate its business in the ordinary course, consistent with past practice, and not take any action inconsistent therewith or with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, Seller shall cause the Company and each of its Subsidiaries to (i) maintain the Assets in their current state of repair, excepting normal wear and tear; (ii) maintain the insurance covering the Assets in effect on the date hereof; (iii) maintain the current business organization of the Company's business; (iv) use its reasonable best efforts to keep available the services of the current Personnel of the Company's business; (v) use its reasonable best efforts to preserve its current business relationships with customers, suppliers, distributors and others having business dealings with the Company;
(vi) collect accounts receivable and pay accounts payable in the ordinary course of business, consistent with past practice; and (vii) comply in all material respects with all applicable laws.

      (b) Buyer shall not engage in any practice, or take, or fail or omit to take, any action or enter into any transaction that would cause or result in any of its representations and warranties set forth in Article V to be untrue at any time after the date hereof through the Closing Date.

      6.2   Consents

      (a) The Company and Seller shall obtain at the earliest practicable date, and prior to the Closing Date, all consents, Permits, waivers, approvals, authorizations and agreements of, and promptly to give all notices and effect all registrations pursuant to and to make all other filings with or submissions to, any third parties, including, without limitation, governmental and regulatory authorities and landlords, necessary or advisable to authorize, approve or permit the consummation of the transactions contemplated hereby. Buyer shall furnish to the Company such necessary information and reasonable assistance as the Company may request in connection with their efforts to obtain such consents, Permits, waivers, approvals, authorizations and agreements and to prepare all necessary filings with or submissions to, any third parties, including, without limitation, governmental and regulatory authorities.

      (b) It will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective the transactions contemplated hereby in accordance with the terms hereof. Notwithstanding anything in this Agreement to the contrary, nothing contained herein shall require Buyer to enter into any agreement or other arrangement for the financing of the transactions contemplated hereby on terms that are not satisfactory to Buyer, in its sole discretion.

      6.3 Notification of Certain Matters. Between the date hereof and the Closing Date, each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto, if made on or as of the date of such event or as of the Closing Date, to be untrue or inaccurate; (ii) any Material Adverse Change with respect to such party; (iii) any failure of any party or any of its Affiliates, stockholders or Representatives to comply with, perform or satisfy any covenant, condition or agreement to be complied with, performed by or satisfied by it under this Agreement or any exhibit or schedule hereto; (iv) any event that will result in, or has a reasonable prospect of resulting in, the failure to satisfy the conditions specified in Article VII or VIII hereof; (v) any notice of, or other communication relating to, a default (or event that, with notice or lapse of time or both, would constitute a default), received by the Company or any of its Subsidiaries subsequent to the date hereof and prior to the Closing Date, under any material Contract; (vi) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby; (vii) any notice or other communication from any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority in connection with the transactions contemplated hereby; (viii) any change having a Material Adverse Effect, or the occurrence of any event that, so far as can be foreseen at the time of its occurrence, could result in a change having a Material Adverse Effect; or (ix) any matter hereafter arising that, if existing, occurring or known at the date hereof, would have been required to be disclosed to the other parties; provided that such disclosure shall not be deemed to cure, or to relieve any party of any liability or obligation with respect to, any breach of a representation, warranty, covenant or agreement or to satisfy any condition hereunder.

      6.4   No Solicitation; Notification.

      (a) No Solicitation. From the date of this Agreement until the Closing, Seller and the Company shall have the right to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Personwith respect to any sale of all or any portion of the Assets (other than sales of Inventory in the ordinary course of business, consistent with past practices) or the business of, or of any shares of capital stock of, the Company or any of its Subsidiaries, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (a "Proposed Acquisition Transaction"), provided, however that the Seller and the Company shall not consummate any Proposed Acquisition Transaction unless this Agreement is terminated by the mutual written consent of the Buyer and the Seller. Each of the Company and Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to a Proposed Acquisition Transaction. The Company agrees not to, and agrees to cause each of its Subsidiaries not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party.

      (b) Notification. Seller and the Company will (i) immediately notify Buyer (orally and in writing) if any written offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (ii) notify Buyer of the terms of any proposal that it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, (iii) provide Buyer with a copy of any such offer, if written, and (iv) keep Buyer informed of the status of any negotiations regarding any such offer. Notwithstanding the terms of any Proposed Acquisition Transaction, Seller shall consummate the transactions contemplated by this Agreement with the Buyer as provided herein.

      6.6   Access to Information.

            (a) From the date of this Agreement until the Closing Date, Seller and the Company will give Buyer and its authorized Representatives (including counsel, environmental and other consultants, accountants and auditors) full access during normal business hours to all facilities, personnel and operations and to all Books and Records (other than a list of vendors, customer lists and recipes involved with the Business), will permit Buyer to make such inspections as it may reasonably require and will cause its officers and those of its Subsidiaries to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Buyer may from time to time reasonably request. Seller will cause the officers, employees, agents and consultants of the Company and its Subsidiaries to keep the officers of Buyer informed as to the affairs of the Company and its Subsidiaries.

            (c)  Notwithstanding  any  right of Buyer to fully  investigate  the affairs of the Company and its Subsidiaries, and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Seller, the Company and its Subsidiaries contained in this Agreement.

                                   ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

      The obligations of Seller to sell the Stock to Buyer on the Closing Date and to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller in accordance with Section 10.5:

      7.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement and in any Ancillary Documents to which it is a party shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed in all material respects all agreements and covenants required hereby or thereby to be performed by it prior to or at the Closing Date.

      7.2 No Proceedings or Litigation. No Actions by any governmental authority or other person shall have been instituted or threatened for the purpose of enjoining or preventing, or that question the validity or legality of, the transactions contemplated hereby and that could reasonably be expected materially to damage Seller if the transactions contemplated hereby are consummated.

      7.3 Closing Deliveries. Seller shall have received, at or prior to the Closing, the following:

      (a) the Security Agreements and related financing statements executed by Buyer, the Company, LFG, Raab-Levitt and SJL;

      (b) a certificate executed by the Secretary of Buyer certifying as of the Closing Date as to (i) a true and correct copy of the Certificate of Incorporation of Buyer, (ii) a true and correct copy of the Bylaws of Buyer, and
(iii) a true and correct copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby;

      (c) a certificate executed by and authorized officer of Buyer certifying that, as of the Closing Date, the conditions set forth in Sections 7.1 and 7.2 have been satisfied;

      (d) a copy of the Certificate of Incorporation of Buyer and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware;

      (e) a certificate of the Secretary of State of the State of Delaware certifying as of a recent date the good standing of Buyer in Delaware;

(f) a certificate of the Secretary of State of the State of Delaware certifying as of a recent date the good standing of LGHI in Delaware; and

(g)      the Guarantees executed by all the requisite parties.

                                  ARTICLE VIII

                        CONDITIONS TO BUYER'S OBLIGATIONS

      The obligations of Buyer to purchase the Stock and to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer in accordance with Section 10.5:

      8.1   Representations, Warranties and Covenants.

      (a) All representations and warranties of Seller and the Company contained in this Agreement and in any Ancillary Documents to which either is a party shall be true and correct in all material respects at and as of the Closing Date.

      (b) Seller and the Company shall have performed in all material respects all obligations arising under the agreements and covenants required hereby or by any Ancillary Documents to be performed by either of them prior to or at the Closing Date.

      8.2 Consents. All consents, approvals, waivers and Permits from third parties and governmental and regulatory authorities required to consummate the transactions set forth herein or contemplated hereby shall have been obtained.

      8.3 No Proceedings or Litigation. No Actions by any governmental authority or other person shall have been instituted or threatened for the purpose of enjoining or preventing, or that question the validity or legality of, the transactions contemplated hereby and that could reasonably be expected materially to damage the Company or materially adversely affect the value of or Buyer's right to own, operate or control after the Closing, the Stock or the Assets, business or operations of the Company and its Subsidiaries if the transactions contemplated hereby are consummated.

      8.4 Material Changes. Except as specifically set forth on Schedule 4.5, since January 1, 2000 (i) there shall have been no Material Adverse Change and
(ii) there shall have been no event or development that could be expected to result in such a Material Adverse Change.

      8.5 Indebtedness. All indebtedness for borrowed money of the Company and its Subsidiaries outstanding on the Closing Date (together with all interest accrued thereon and any prepayment premiums, penalties or fees) shall have been repaid in full and canceled, other than as set forth on Schedule 8.5, and Buyer shall have received evidence satisfactory to it of such termination. All Encumbrances shall be terminated and the relevant holder shall have delivered to the Company and Buyer an acknowledgment of payment and release and other evidence satisfactory to Buyer of such termination, cancellation and extinguishment of Encumbrances.

      8.6 Resignations. Each member of the board of directors and each officer of the Company and of each Subsidiary of the Company shall have tendered their registrations.

      8.7 Closing Deliveries. Buyer shall have received, at or prior to the Closing, the following:

      (a) a certificate executed by the Secretary of the Company certifying as of the Closing Date as to true and correct copies of the certificate or articles of incorporation and the bylaws of the Company and of each Subsidiary of the Company;

      (b) a certificate executed by Seller certifying that, as of the Closing Date, the conditions set forth in Article VIII have been satisfied;

      (c) a copy of the Certificate of Incorporation of the Company and all amendments thereto, certified as of a recent date by the Secretary of State of the State of New Jersey;

      (d) a certificate of the appropriate Secretary of State certifying the good standing of the Company and of each of its respective Subsidiaries in its state of incorporation and any other states where it is required to be qualified to do business;

      (e) a waiver of spousal rights, in form and substance satisfactory to Buyer, with respect to the sale of the Stock, executed by Seller's spouse;

      (f) a general release, in form and substance reasonably satisfactory to Buyer and its counsel, subject to the rights of the Seller pursuant to this Agreement and the Ancillary Documents, dated as of the Closing Date and executed by Seller, of any and all claims that Seller may have against the Company, its directors, officers, agents or employees;

      (g) all documentation necessary to change the Company's and each Subsidiary's bank and other depository accounts and safe deposit arrangements, borrowing authorizations and the persons authorized to sign thereon, as well as all documentation necessary to change the trustees on all the Employee Plans, to such names as Buyer shall have designated;

      (h) physical possession of all stock records of the Company certified as true and correct and complete by the Secretary of the Company;

      (i) physical possession of the minute books and corporate seal of the Company;

      (j) an executed copy of both Lease Agreements, which shall be in form and substance satisfactory to Buyer;

(k) physical possession of all Books and Records, tangible Assets, Permits, policies, Contracts or other instruments owned by or pertaining to the Company and its current or former Subsidiaries that are in the possession of Seller (other than the corporate minute books of the Subsidiaries);

(l)   the  Consulting  Agreement  with  the  Seller  in the form of  Exhibit  G
                                                                     ----------
            attached hereto;

(m) a letter, in form and substance satisfactory to Buyer, from Empire Kosher Chicken stating that it agrees to continue to do business with the Company so long as all accounts payable owed by the Company or the Seller are paid in full, notwithstanding anything contained herein to the contrary, the failure of the delivery of said letter shall not be a reason for the Buyer to claim that the Seller is not entitled to the Break-Up Fee; and

(n) the opinion of Angelini, Viniar & Freedman, P.C. dated the Closing Date, substantially in the form of Exhibit H attached hereto.

                                   ARTICLE IX

                 ACTIONS BY SELLER AND BUYER AFTER THE CLOSING

      9.1 Books and Records. Seller and Buyer agree that each will cooperate with and make available to the other party, during normal business hours, all books and records, information and Personnel (without any disruption of employment) retained and remaining in existence after the Closing Date that are necessary in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or Personnel for any reasonable business purpose. The party requesting access to any such books and records, information or Personnel shall bear all of the out-of-pocket costs and expenses (including without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing access to such books and records, information and Personnel.

      9.2 Survival of Representations; Etc. All statements contained herein and in all documents and agreements related hereto or contemplated hereby and in the Disclosure Schedule and in any certificate or instrument or document delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of Seller contained herein and as provided in the preceding sentence shall survive the Closing until the third anniversary of the Closing Date, unless Buyer notifies Seller in writing prior to such date of any specific claim or claims for alleged breach of any such representation or warranty, in which case such representation or warranty shall survive with respect to such claim until the final resolution by settlement, arbitration, litigation or otherwise of any such claim arising from such alleged breach; provided that (i) the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.6 and 4.12 shall survive indefinitely and (ii) the representations and warranties contained in Sections 4.17, 4.18 and 4.22 shall survive through the applicable statute of limitations. The representations and warranties of Buyer contained herein shall survive the Closing, until the third anniversary of the Closing Date, unless Seller notifies Buyer in writing prior to such date of any specific claim or claims for alleged breach of any such representation or warranty, in which case such representation or warranty shall survive with respect to such claim until the final resolution by settlement, arbitration, litigation or otherwise of any such claim arising from such alleged breach. The covenants and agreements of the parties contained herein shall survive the Closing indefinitely, except as provided herein.

      9.3 Seller's Agreement to Indemnify. Subject to the terms, conditions and limitations set forth in this Article IX, from and after the Closing, Seller shall defend, indemnify and hold harmless Buyer, its Affiliates (including the Company and its Subsidiaries) and, if applicable, their respective directors, officers, employees, attorneys, representatives and agents, and each of the successors and assigns of any of the foregoing (each, a "Buyer Indemnitee"), from and against any Losses imposed on, sustained, incurred or suffered by or asserted against any Buyer Indemnitee that arise out of or result from any breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement, or in any certificate, exhibit or other instrument contemplated by this Agreement and delivered by Seller in connection herewith, as well as any Losses arising directly or indirectly as a result of action by a third party (on its own initiative without any guidance or assistance from the Buyer) in connection with the contra accounts (said agreement by the Seller shall survive until the applicable statute of limitations for each particular contra account); provided, however, that Losses resulting from any breach of the representations made in Section 4.18 (relating to Taxes and related matters) shall be governed by Section 9.6 and the remedies therein shall be exclusive. The indemnity provided for in this Section 9.3 is not limited to matters asserted by third parties against any Buyer Indemnitee, but includes claims for Losses incurred or sustained by any Buyer Indemnitee in the absence of third-party claims.

      9.4 Buyer's Agreement to Indemnify. Subject to the terms, conditions and limitations set forth in this Article IX, from and after the Closing, Buyer shall defend, indemnify and hold harmless Seller and his Affiliates, and, if applicable, their respective directors, officers, attorneys, representatives and agents and each of the successors and assigns of any of the foregoing (each, a "Seller Indemnitee"), from and against any Losses imposed on, sustained, incurred or suffered by or asserted against (i) any Seller Indemnitee that arise out of or result from any breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, or in any certificate, exhibit or other instrument contemplated by this Agreement and delivered by Buyer in connection herewith and (ii) against the Seller by reason of or in connection with a claim of a third party arising out of any action, inaction, event, condition or liability occurring after the Closing Date.

      9.5   Claim Procedures.

      (a) Promptly after receipt by any person of notice of the commencement of any action or claim in respect of which such person (referred to herein as the "Indemnified Party") intends to seek indemnification hereunder, such Indemnified Party shall notify the other party hereto (referred to herein as the "Indemnifying Party") thereof in writing, and the Indemnifying Party shall notify the Indemnified Party in writing promptly (but in any event not later than seven (7) days) after receipt of such notice whether it agrees to undertake the defense thereof. Upon its giving such notice, the Indemnifying Party shall be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that:

            (i) the Indemnified Party shall be entitled to participate in the defense of any such action or claim and to employ counsel at its own expense to assist in the handling of such action or claim, provided that, if the named parties in connection with any such action or claim (including any impleaded parties) include both an Indemnified Party and an Indemnifying Party and the Indemnified Party shall have been advised by its own counsel that there may be one or more legal defenses available to it that are different from or additional to those available to any Indemnifying Party, then in such case the Indemnified Party shall have the right (at the expense of the Indemnifying Party) to assume control of such defense on its own behalf, it being understood, however, that the Indemnifying Party shall not, in connection with such action or claim, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel); and

            (ii) without the consent of an Indemnified Party, no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such action or claim or if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against such Indemnified Party or such judgment or settlement could in its reasonable opinion materially interfere with the business, operations or assets of such Indemnified Party.

      (b) If the Indemnifying Party does not assume control of the defense of such claim in accordance with the foregoing provisions, the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Article IX; provided that the Indemnified Party shall not be entitled to consent to the entry of any judgment or enter into any settlement of such claim without the prior written consent of the Indemnifying Party if, pursuant to or as a result of such consent or settlement, injunctive or other suitable relief would be imposed against the Indemnifying Party or such judgment or settlement could in its reasonable opinion materially interfere with the business, operations or assets of the Indemnifying Party.

      (c) Notwithstanding the foregoing, the Indemnified Party, during the period the Indemnifying Party is determining whether to elect to assume the defense of a matter covered by this Section 9.5, may take such reasonable actions (at the expense of the Indemnifying Party) as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement. No failure to provide any notice required by this Section 9.5 shall relieve the Indemnifying Party of any obligation to indemnify the Indemnified Party hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby.

      (d) The Indemnifying Party shall pay all costs and expenses, including but not limited to reasonable attorneys' fees, incurred by any Indemnified Party in enforcing its indemnification rights as provided in this Agreement.

      (e) The indemnification obligations of Seller and Buyer, respectively, under this Article IX, shall be limited to claims made prior to the last date of survival thereof referred to in Section 9.2.

      (f) Characterization of Payment. Any indemnity payment made pursuant to this Article IX shall be treated by Buyer and Seller as an adjustment to the Purchase Price.

      9.6   Tax Indemnification and Other Tax Matters.

      (a) Seller shall indemnify, save and hold harmless each Buyer Indemnitee from and against any and all Losses incurred in connection with or arising out of (i) the inaccuracy or breach of any representation or warranty of or by the Company or Seller contained in Section 4.18 and (ii) Taxes with respect to all Tax periods ending on or prior to December 31, 1999. Notwithstanding anything contained herein to the contrary, all Taxes and filings in connection therewith (other than corporate income tax) have been timely paid and/or filed prior to the Closing Date.

      (b) In the event that Buyer, the Company or any Subsidiary of the Company receives notice of a claim against the Company or any Subsidiary with regard to a Tax period that ends prior to December 31, 1999 from any taxing authority, the Company shall promptly notify Seller of such claim. Notwithstanding the foregoing, the failure to give such notice shall not relieve Seller of the obligation to indemnify Buyer, the Company or any such Subsidiary, unless the failure to provide such notice shall prelude the contest of such claim. The Company shall at Seller's expense provide, as promptly as practicable, such information and assistance as is reasonably necessary in defense of the claim or audit.

      (c) Buyer or the Company shall have control over the conduct of any audit or other proceeding with respect to Taxes of the Company or any of its Subsidiaries.

      (d) Buyer and the Company, on the one hand, and Seller, on the other hand, agree not to enter into any agreement or settlement with a Tax jurisdiction with respect to any audit or dispute with respect to any Tax as to which Seller is required to indemnify any Buyer Indemnitee pursuant to this Section 9.6 without written consent from the other party, which shall not be unreasonably withheld.

      (e) After the Closing, except as required by law, neither the Company, any of its Subsidiaries, nor Buyer shall, without the prior written consent of Seller, (i) file or permit to be filed any amended Tax Return by or on behalf of the Company and/or any such Subsidiary for any period for which the original Tax Return was filed before the Closing or (ii) take any other action affecting the Company's and/or any such Subsidiary's Taxes for any such period; provided, however, that the Company or any of its Subsidiaries or Buyer may take actions described in clauses (i) or (ii) if it would not hold Seller liable for any Taxes or other liability to the extent such Taxes or other liability result solely from any such action.

9.7  Further  Assurances.  Each of  Buyer,  Seller  and the  Company  shall  use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, satisfying the closing conditions in Articles VII and VIII hereto). Following the Closing, Seller agrees to execute such documents, instruments or conveyances and take such actions as may be requested by Buyer and otherwise cooperate in a reasonable manner with Buyer, its successors and assigns, its Affiliates and their respective Representatives in connection with any action that may be necessary or advisable to carry out the provisions hereof or transactions contemplated hereby.

9.8 Remedies Cumulative; Offset. The remedies provided in this Article IX shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against and the party hereto. Without limiting any remedy otherwise available to Buyer under this Agreement or at law or equity, Buyer shall be entitled to offset against any amounts due Seller, including, without limitation, any amounts due Seller under the Notes.

9.9 Financial Information; Default. The Company agrees that for as long as the Notes shall remain outstanding, every month, no later than the twenty-first
 (21st) day of the month, Buyer shall provide to Seller complete financial statements for the Buyer, Company, LFG, SJL and Raab-Levitt for the preceding month. The Buyer warrants that the net worth (as determined in accordance with generally accepted accounting principles) of all of said companies shall not be less than the "Permitted Value". The Permitted Value shall be the net worth of said companies on the Closing Date as determined by JH Cohn LLP prior to the Closing. If the net worth (as determined in accordance with generally accepted accounting principles) of said companies falls more than 10% below the Permitted Value, Seller shall give Buyer notice of the shortfall and Buyer shall have three (3) months from receipt of the notice to correct such deficiency. If, within three (3) months, net worth of said companies is still below the Permitted Value, such failure shall be deemed a default hereunder and under the Ancillary Documents. Additionally, Seller shall have the right, from to time to time, during regular business hours, at Buyer's office, on notice to Buyer, to review the books and records of the Buyer, LFG, Company, SJL and Raab-Levitt; and (ii) the Company shall not make any distributions to its stockholders. The provisions of Section 9.9 shall survive the Closing.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1  Termination.

      (a) Termination. This Agreement may be terminated at any time prior to Closing:

            (i)   By mutual written consent of Buyer and Seller;

            (ii) By Seller if the Closing does not occur on or prior to the sixtieth (60) day from the date hereof unless the failure of the Closing to occur shall be due to the failure of the Seller to observe the covenants and agreements set forth in this Agreement. If Seller disputes the reasons for the failure of Closing to occur, the dispute shall be submitted to arbitration pursuant to paragraph 10.14;

            (iii) Without  any action on the part of Buyer or Seller,  if on the due date of the Deposit Note said Note is not paid in full; or

            (iv) By either Buyer or Seller if a court of competent jurisdiction or other governmental authority or instrumentality shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of restraining, enjoining or otherwise prohibiting the Closing.

      (b)   In the Event of  Termination.  In the event of  termination of this
Agreement:

            (i) Each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

            (ii) No confidential information received by any party with respect to the business of any other party or its Affiliates shall be disclosed to any third party, unless required by law;

            (iii) If this Agreement shall be terminated pursuant to Section 10.l hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party, and in any event each party hereto shall bear its own fees and expenses incurred in connection with the examination, negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, except as expressly provided in Section 10.1(b)(iv) below; provided that notwithstanding anything contained herein to the contrary, neither party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

            (iv) Notwithstanding  anything contained herein to the contrary,  in the event that this Agreement is terminated as described in Section 10.1(a)(iii), Seller shall be entitled to the Break-Up Fee as his sole and exclusive remedy of the termination of this Agreement.

      10.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of all other parties to this Agreement, except that Seller hereby consents to the assignment by Buyer of its rights pursuant to this Agreement (and all other Ancillary Documents), in whole or in part to any Affiliate, successor in interest or Subsidiary of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective Affiliates, Representatives, heirs, legatees, successors and permitted assigns, and no other person shall have any right, benefit or obligation hereunder.

      10.3 Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by Telecopy, electronic or digital transmission method, upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

      If to Seller or to the Company (prior to Closing) , addressed to:

            Marvin Raab
            429 Coolidge Road
            Cherry Hills, New Jersey  08602


      With a copy to:

            Angelini, Viniar & Freedman, L.L.P.
            413 Route 70 East
            Cherry Hills, NJ  08034
            Telecopy No.: 856-429-0020
            Attention:   Richard P. Freedman, Esq.



      If to Buyer or (subsequent to the Closing) to the Company, addressed to:

            Liberty Processing & Distribution, Inc.
            c/o Liberty Group Holdings, Inc.
            11 52nd Street
            Brooklyn, NY  11232
            Telecopy No.: 718-492-3482
            Attention:  Barry Hawk, President

            With a copy to:

            Herrick, Feinstein LLP
            2 Park Avenue
            New York, NY  10016
            Telecopy No.: 212-592-1500
            Attention:  David Lubin, Esq.


or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

      10.4 Choice of Law. This Agreement shall be construed and interpreted, and the rights of the parties determined, in accordance with the laws of the State of New Jersey (without reference to its choice of law provisions).

      10.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto and any other Ancillary Documents (including the Disclosure Schedule), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      10.6 Multiple Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures to this Agreement shall be of the same force and effect as original signatures.

      10.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      10.8 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      10.9  [Intentionally Omitted].

      10.10 Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to their consultants, advisors, lenders or other financial sources and Affiliates, or as required by law, or to any prospective transferee referred to in Section 10.2, until such time as the parties make a public announcement regarding the transaction. In connection with the negotiation of this Agreement, the preparation for the consummation of the transaction contemplated hereby, and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to any of the persons referred to in the first sentence of this Section in connection with the transactions contemplated hereby, and except as required by law.

      10.11 Fees and Expenses. Concurrently with the Closing, (a) Seller shall pay all of the fees, costs and expenses incurred by Seller and the Company incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and any transfer taxes (including, without limitation, with respect to real property, if any) and any sales, use, recording or other taxes imposed by reason of the transactions contemplated hereby and any deficiency, interest or penalty asserted with respect thereto and (b) Buyer shall pay all of the fees, costs and expenses incurred by Buyer and its Affiliates incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      10.12 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      10.13 Jurisdiction and Consent to Service. Without limiting the jurisdiction or venue of any other court, each of the parties hereby (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement may be brought solely in the state or federal courts of New Jersey; (ii) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (iii) waives any objection that is may have to the laying of venue in any suit, action or proceeding in any such court; and (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

      10.14 Arbitration. (a) Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity hereof, including without limitation the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 10.14, shall be determined exclusively by binding arbitration in New Jersey, which arbitration shall be governed by the rules of the American Arbitration Association (the "AAA"). There shall be a single arbitrator who shall be mutually selected by the parties.

            (b) It is the express desire of the parties hereto that the arbitration hearing will be held and a determination will be rendered by the arbitrator in as expeditious and economical manner as is feasible. Thus, if the subject matter of the dispute that is submitted to the arbitrator is addressed by, or arises in connection with this Agreement, or any certificate, schedule, document or other writing delivered pursuant hereto (collectively, the "Transaction Documents"), then no discovery shall be conducted by any party other than as to the express provisions of such documents and, although the parties may file with the arbitrator such briefs and affidavits ( the "Supporting Documents") as each party hereto may deem appropriate, the parties agree to limit their respective presentations of the dispute at the arbitration hearing to the Transaction Documents and the Supporting Documents. Furthermore, the arbitrator shall be limited in rendering a determination of the dispute to reviewing the Transaction Documents and the Supporting Documents. If the arbitrator determines that testimony is required in connection with the review of the Transaction Documents and the Supporting Documents, then testimony shall be taken at the arbitration hearing, as permitted by the arbitrator, in his or her sole discretion.

            (c) No  provision  of, nor the  exercise of any rights  under,  this
Section 10.14 shall limit the right of any party to request and obtain from a court of competent jurisdiction in New Jersey (which shall have exclusive jurisdiction for purposes of this Section 10.14 (c)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief, including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such a right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and the federal courts located in New Jersey for the purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 10.14 (c) in the same manner as provided for the giving of notice hereunder.

            (d) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in New Jersey for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

            (e) Each of the parties, shall, subject to the award of the arbitrator, pay an equal share of the arbitrators' fees. The arbitrator shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrator's fee and court costs) to the prevailing party.

      10.15 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND VOLUNTARILY WAIVES ITS HIS, AS THE CASE MAY BE, JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

       [Remainder of page intentionally omitted; signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed on their respective behalves, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    COMPANY:

                                    PHILADELPHIA FOODS, INC.


                                    By:  /s/ Marvin Raab
                                    Name:  Marvin Raab
                                    Title:  President


                                     BUYER:

                                    LIBERTY PROCESSING & DISTRIBUTION, INC.

                                    By: /s/ Dennis Lane
                                    Name: Dennis Lane
                                    Title: President

                                     SELLER:


                                    /s/ Marvin Raab
                                    MARVIN RAAB